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                                                             Registration No.  -




                                    FORM S-8

                       SECURITIES AND EXCHANGE COMMISSION
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DUPLEX PRODUCTS INC.
               (Exact name of issuer as specified in its charter)


     DELAWARE                                                  36-2109817
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


1947 BETHANY ROAD, SYCAMORE, ILLINOIS                              60178
(Address of Principal Executive Offices)                         (Zip Code)


                        1993 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)


       ANDREW N. PETERSON, VICE PRESIDENT, FINANCE, DUPLEX PRODUCTS INC.
                  1947 BETHANY ROAD, SYCAMORE, ILLINOIS 60178
                    (Name and address of agent for service)


                                 (815) 895-2101
         (Telephone number, including area code, of agent for service)



                        Calculation of Registration Fee


- --------------------------------------------------------------------------------
                               Proposed          Proposed
Title of          Amount       maximum           maximum            Amount of
securities to     to be        offering price    aggregate          registration
be registered     registered   per share         offering price     fee
- --------------------------------------------------------------------------------
Common Stock       500,000     $13.00*             $6,500,000       $2,032
($1 par value)     shares
- --------------------------------------------------------------------------------


* Estimated solely for purposes of calculating the registration fee


                       Approximate Date of Sale to Public
 As soon as practicable after the effective date of the registration statement
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                             CROSS REFERENCE SHEET


  Not applicable because prospectus is not filed as part of the registration statement










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                     PART II - INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed in (a) through (c) below are incorporated by reference in the registration statement and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents.

    (a) The registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's document referred to in (a) above.

    (c) The description of the Company's common stock contained in the Form 10 registration statement filed by the registrant under Section 12 of the Exchange Act.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          None


ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          The General Corporation Law of Delaware empowers a corporation to indemnify its officers, directors, employees and agents against certain expenses, judgments, fines and amounts incurred in connection with such persons' employment by the corporation. The By-Laws and the Amended Certificate of Incorporation of the Company provide for indemnification of officers and directors to the extent and under the circumstances permitted under Delaware law, and the Company insures its directors against certain liabilities that may be incurred by them.



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ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable

ITEM 8.   EXHIBITS.

          5(i) Opinion of Hinshaw and Culbertson as to the legality of the securities being offered

          5(ii)Not applicable

          15   Not applicable

          23(i)Consent of Grant Thornton

          24   Not applicable


ITEM 9.   UNDERTAKINGS.

    A.  512(a) Undertaking.  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



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    (2) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. 512(b) UNDERTAKING. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. 512(h) UNDERTAKING. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sycamore, State of Illinois, on May 2, 1994.

    Duplex Products Inc.

By:  /s/ DAVID J. ESKRA                                              May 2, 1994
        David J. Eskra
    Chairman of the Board and Director

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned appoints David
J. Eskra, Benjamin L. McSwiney, and Andrew N. Peterson and each of them acting alone, as his attorney-in-fact, for the purpose of executing on his behalf any and all amendments to this registration statement including post-effective amendments.

    /s/ DAVID J. ESKRA                                               May 2, 1994
    David J. Eskra
Chairman of the Board and Director



    /s/ BENJAMIN L. MCSWINEY                                         May 2, 1994
    Benjamin L. McSwiney
President, Chief Executive Officer and Director


    /s/ ANDREW N. PETERSON                                           May 2, 1994
    Andrew N. Peterson
   Vice President Finance, Secretary,
Chief Financial Officer and Chief Accounting Officer


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    /s/ GEORGE S. HOBAN                                              May 2, 1994
    George S. Hoban
       Director


    /s/ JOHN A. BACON, JR.                                           May 2, 1994
    John A. Bacon, Jr.
       Director

    /s/ MICHAEL J. BIRCK                                             May 2, 1994
    Michael J. Birck
       Director







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